Apple Hospitality REIT, Inc.
814 East Main Street
Richmond, VA 23219

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1	Proposal to approve the issuance of common shares of Apple Hospitality REIT, Inc. ("Apple Hospitality") to the shareholders of Apple REIT Ten, Inc. ("Apple Ten"), pursuant to the Agreement and Plan of Merger, dated as of April 13, 2016, as amended ("the Merger Agreement"), among Apple Hospitality, Apple Ten and 34 Consolidated, Inc., a wholly owned subsidiary of Apple Hospitality ("Acquisition Sub"), pursuant to which Apple Ten will merge with and into Acquisition Sub ("the merger"), with Acquisition Sub being the surviving corporation in the merger and remaining a wholly owned subsidiary of Apple Hospitality (the "Share Issuance Proposal").	☐	☐	☐
2	Proposal to approve the adjournment of the Apple Hospitality special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Share Issuance Proposal.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Apple Hospitality special meeting or any adjournments or postponements of the special meeting.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000296557_1 R1.0.1.25

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX] | Date | JOB # | Signature (Joint Owners) | Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

Apple Hospitality REIT, Inc.
Special Meeting of Shareholders
August 31, 2016 11:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David Buckley and Bryan Peery, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Apple Hospitality REIT, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 11:00 AM EDT on August 31, 2016, at 814 East Main Street, Richmond, VA 23219, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, this proxy will be voted "FOR" proposals 1 and 2, and with respect to all other matters as may properly come before the meeting, in the discretion of the proxies named above.

Continued and to be signed on reverse side